UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ________________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2015
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comScore, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
 ________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 11, 2015, comScore, Inc. (the “Company” or “comScore”) completed the sale of certain assets related to its mobile operator analytics business CSWS to K2HS Analytix, LLC, a Delaware limited liability company (“Buyer”), in exchange for Buyer’s assumption of certain liabilities of the Company. The mobile operator analytics business includes the Company’s Subscriber Analytix line of products as well as the technology and intellectual property underlying those products and certain assets associated with those products. The Buyer is owned and managed entirely by former employees of the Company that previously operated the Company’s product lines related to the mobile operator analytics business. The Company also granted Buyer a non-exclusive, five-year license for use of certain intellectual property owned by the Company used in supporting the mobile operator analytics business. comScore also provided a line of credit permitting Buyer to borrow up to $1,500,000 from the Company, subject to various restrictions until April 30, 2018. The loan is secured by all of the assets of Buyer, and no amounts have been drawn by Buyer as of the date of this filing.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2015 and the unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 2014 and the three months ended March 31, 2015, giving effect to the Disposition is filed herewith as Exhibit 99.1 to this current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1
Unaudited pro forma consolidated balance sheet as of March 31, 2015 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Melvin Wesley III
Melvin Wesley III Chief Financial Officer
Date: May 15, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1
Unaudited pro forma consolidated balance sheet as of March 31, 2015 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015